EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of NetIQ Corporation and subsidiaries on Form S-8 of our reports dated July 23, 2002, appearing in the Annual Report on Form 10-K of NetIQ Corporation for the year ended June 30, 2002.

/s/ Deloitte & Touche LLP

San Jose, California
December 11, 2002